Exhibit 16.1

Bernstein & Pinchuk LLP
Seven Penn Plaza, Suite 830
New York, New York 10001

January 11, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

This is to confirm that the client-auditor relationship between Madison Venture Capital Group, Inc. (the “Company”) and our firm ceased effective August 12, 2010 and recommenced effective May 3, 2012.  We have read the statements made in Items 13 and 14, and the financial statements in Item 15 reported by the Company in its third amended  Form 10/A dated January 11, 2013.  We agree with the statements made in such Form 10/A.

Very truly yours,

Bernstein & Pinchuk LLP

/s/Bernstein & Pinchuk LLP